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                                                                    EXHIBIT 5.01
                                                        (INCLUDES EXHIBIT 23.01)

July 25, 1997


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:   Electronic Arts Inc. ("EA")
      Registration Statement on Form S-8
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Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and a Sr. Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "Registration Statement") to be filed by EA on or about July 28, 1997 in connection with the registration under the Securities Act of 1933, as amended, of 38,558 shares of Common Stock of Electronic Arts Inc., $0.01 par value per share ("Common Stock"), that may be sold by EA upon the exercise of options granted to employees pursuant to Electronic Arts - Maxis, Inc. 1993 Stock Option Plan (the "Maxis 1993 Plan"), and 646,809 shares of Common Stock that may be sold by EA upon the exercise of options granted or to be granted by EA to non-officer employees, independent contractors, consultants and advisors pursuant to Electronic Arts - Maxis, Inc. 1995 Stock Option Plan (the "Maxis 1995 Plan").

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the acquisition of the Maxis 1993 Plan and Maxis 1995 Plan to add the shares being registered hereby.

It is my opinion that the 38,558 shares of Common Stock that may be issued and sold by EA pursuant to the Maxis 1993 Plan, and the 646,809 shares of Common Stock that may be issued and sold by EA pursuant to the Maxis 1995 Plan, when issued and sold in the manner referred to in the applicable Prospectus associated with the Registration Statement and the Maxis 1993 Plan and the Maxis 1995 Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours,

ELECTRONIC ARTS INC.

/s/  RUTH A. KENNEDY
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Ruth A. Kennedy
Sr. Vice President, General Counsel and Secretary

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